Filing Pursuant to Rule 424(b)(2)
                                            Registration Statement No. 333-67484




                              PROSPECTUS SUPPLEMENT
                       (TO PROSPECTUS DATED MAY 15, 2002)

                                20,849,900 SHARES

                     INTERNATIONAL BROADCASTING CORPORATION

                                  COMMON STOCK
                             -----------------------


         You should read this prospectus supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

         On page 23 of the Final Prospectus, we describe the usual and customary or specifically negotiated commissions that may be paid by the selling security holders in connection with the sales of the securities. Supplementing this disclosure, the maximum commission or discount to be received by any NASD member firm or independent broker dealer shall not be greater than 8% for the sale of any securities registered under Rule 415.


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